As filed with the Securities and Exchange Commission July 13, 2007

File No. 333-122185

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2 AMENDMENT 5

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WREN, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	870672359 (IRS Employer Identification No.)

P. O. Box 5005, PMB 42

Rancho Santa Fe, CA  92067

(Address and telephone number of registrant’s principal offices)

Daniel D. Drummond

P. O. Box 5005, PMB 42

Rancho Santa Fe, CA  92067

(858)756-0369

(760) 454-1643 fax

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 W. Pachua Circle

Ivins, UT 84738

(435) 688-7317

(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock	2,000,000 shares	$ 0.05 per share	$ 100,000	$11.75

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, July 12, 2007

$75,000 Minimum/$100,000 Maximum

WREN, INC.

COMMON STOCK

This is Wren’s initial public offering.  We are offering a minimum of 1,500,000 shares and a maximum of 2,000,000 shares of common stock.  The public offering price is $0.05 per share.  No public market currently exists for our shares, and we do not plan to apply to have our shares listed on any national securities exchange or the NASDAQ Stock Market.

See “Risk Factors” beginning on page 5 for certain information you should consider before you purchase the shares.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a minimum/maximum, best efforts basis directly through our sole officer and director, Daniel D. Drummond.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.  If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from the sale of shares.  We estimate expenses for this offering to be approximately $25,000.  At any time prior to our receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices.  At that time, your investment will be returned to you.  If we do not receive the minimum proceeds by Nov. 30, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after Nov. 30, 2007.  Our officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow; however we do not have any such arrangement with our officer and director.  We may terminate this offering prior to the expiration date.

	Price to Public	Commissions	Proceeds to Company

Per Share	$0.05	$-0-	$0.05

Minimum	$75,000	$-0-	$75,000
Maximum	$100,000	$-0-	$100,000

The date of this Prospectus is July 12, 2007

PROSPECTUS SUMMARY

Summary of our Company

We formed as a Nevada corporation on March 7, 2001 as Wren, Inc. We intend to liquidate distressed or surplus inventory via the internet. We intend to be a retailer of closeout and liquidation merchandise and offer customers a discount over retail pricing.  We have entered into an exclusive right of sale contract with Pine Valley, Ltd. to sell its golfing equipment on an item-for-item basis with an option to purchase their entire inventory for $25,000.  The option expires October 31, 2007. The inventory has an $84,000 retail value and is offered to Wren, Inc. at a 71% discount. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement. Although the Pine Valley equipment is our only contract, we intend to pursue other closeout and liquidation items to resale.  Should we find additional sources of inventory, we may use all or part of the funds allocated for the purchase of inventory to acquire items other than the golf equipment. We believe our business can offer suppliers an attractive alternative to in-store liquidation sales that may detract from their ongoing efforts.

We do not have a website established yet.  We intend to advertise specific items for sale via internet ads on eBay and similar auction type websites.   Our ads on these auction type websites will have links to our future website where customers may shop for other products we have for sale.  Once a shopper accesses our proposed website, they will be able to navigate around our website and view all of the items we have for sale. We recognize that we may develop a destination shopping website but without the promoting expense. If a destination website develops from our efforts in this way, it will be secondary to our primary focus, but gladly received. At this time Wren will not expend its resources to promote or advertise a destination shopping website.

Because we are a development stage company and have minimal revenue of $437 from operations since our inception, our auditors have issued a going concern opinion.    Our net loss as of December 31, 2006 was $9,344 and our net losses from inception through March 31, 2007 are $26,573. Our principal executive offices and mailing address is P. O. Box 5005, PMB 42, Rancho Santa Fe, CA  92067.  Our telephone number is (858) 756-0369.

About our offering

We are offering a minimum of 1,500,000 and a maximum of 2,000,000 shares of common stock.  Upon completion of the offering, we will have 13,500,000 shares outstanding if we sell the minimum number of shares or 14,000,000 shares outstanding if we sell the maximum number of shares.  At any time prior to us receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices, and your investment will be returned to you.  If we do not receive the minimum proceeds by Nov. 30, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after Nov. 30, 2007.  Our sole officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow but has no obligation to do so.  We will use the offering proceeds over the next twelve months to implement our business plan and continue operations, which will consist of the following:

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Purchase inventory;

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Website development;

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Internet advertising; and

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Provide working capital to operate, manage and maintain current and proposed operations.

RISK FACTORS

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

We are a new business, and our Management has very limited experience in marketing, making an investment in Wren risky.  If we are unable to successfully market and sell our inventory, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan and obtaining an agreement to purchase some golf equipment for resale.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan and sell our inventory, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date and have been limited to defining our business plan and obtaining an agreement to purchase some golf equipment for resale.  These factors raise substantial doubt about our ability to continue as a going concern.

If we cannot absorb the costs associated with being a public company your investment may be jeopardized.  In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission’s periodic reporting requirements.  The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company.  Wren, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company may make the economic viability of Wren very doubtful.

Investor funds will be held in escrow without interest until the minimum offering amount of $75,000 has been reached.  Should we fail to reach the minimum, your funds will be returned in full without interest.  If we achieve the minimum investment, the Company will not receive any interest on the funds held in escrow.

Our sole officer and director, Mr. Drummond, may purchase shares in this offering for the sole purpose of meeting the minimum offering amount and breaking the escrow provision.  If this is the case, Mr. Drummond would own a greater portion of the shares than shown on the beneficial ownership table.

If we are unable to acquire additional inventory we will have no further sources of revenue and will be unsuccessful in implementing our business plan. We currently have only one supplier for a limited inventory with no assurance that we can find additional inventory for resale on reasonable terms. On October 15, 2004 we entered into an exclusive right of sale contract with Pine Valley, Ltd., a Utah partnership, to market, sell and distribute their golfing equipment and sporting goods. The term of the contract is two years unless extended by the parties. The contract contains an option whereby Wren, Inc. may purchase the entire Pine Valley, Ltd. inventory for a fixed cash payment of $25,000. The option expires on October 31, 2007. In order to continue our business, it is necessary that we identify additional sources of inventory and liquidation items for resale.  Currently, we have not entered into any agreements with any additional sources.

If we are unable to successfully compete with other online resellers of liquidation goods, we will not be able to generate revenues and will be unsuccessful in implementing our business plan. In order to successfully compete in the online liquidation and resale industry, a company must capitalize on certain competitive factors, which are:

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product quality;

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brand awareness and name recognition;

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price;

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payment options;

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advertising and promotion;

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varieties of products and product lines offered;

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shipping costs and methods.

The online liquidation and resale business in the United States is primarily conducted through larger established companies such as eBay.com and Overstock.com which have substantially greater resources than Wren, Inc.  There are also numerous other actual and potential online competitors that have greater resources than we do.  As a result, we face intense competition and may not succeed in the online liquidation and resale industry. Management believes that Internet shoppers first search for a specific item, and second for a shopping store or website where they can purchase that item. It is for this reason that we do not intend to create a destination shopping website at this time. We believe that the most efficient and economical method of selling our inventory will be to advertise our items on established Internet auction websites such as eBay, which in turn will direct the consumer to our website.

In addition to eBay, we intend to sell our products via internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  These companies facilitate the sale of items in return receive a listing fee, a selling commission or both.  Although there are some internet classifieds that charge no fees or commissions for listing items, there efficacy is limited.  We believe that eBay will become the most effective website for selling our inventory, but we will advertise on the site or on the mix of sites that prove most effective.

We intend to create a website to which prospective customers may be directed from other websites, such as eBay.com to browse for and purchase similar items.  As such, our website will not be a destination website, and outside of listing items on internet auctions and internet classifieds, we will not advertise or otherwise promote our website.

If our inventory is perceived as being obsolete or out of date by consumers then our ability to sell our goods will be seriously diminished. Liquidation inventory generally decreases in value over time. This is due to the research and development efforts of major manufacturers that ensure technology and product designs are constantly evolving over time.  Manufacturers introduce new or updated product lines on a regular basis. Consumer demand for the latest technology and designs may impact our ability to sell any closeout merchandise that consumers perceive to be outdated.

As a reseller of liquidation goods, we may be subjected to various product liability claims,  which could seriously impact our ability to continue as a going concern.  The marketing and sale of any product carries with it inherent risks associated with product liability.  If any liability claim is made against Wren, we would be forced to use our limited resources to cover legal expenses and other costs associated with the claim. We may be subject to significant liability if the use of any of our products causes injury, illness or death.  We do not intend to use any of the proceeds from this public offering to purchase product liability or key man insurance and any investor in our stock should consider the substantial risk associated with any claim made against us.

If Government regulation proposals are enacted it would affect our business.  Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In December 2004, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2007. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. In conjunction with the Streamlined Sales Tax Project, the U.S. Congress continues to consider overriding the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  We arbitrarily determined our offering price.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or NASDAQ;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

If the offering is completed, you will have little or no ability to control operations.  If the maximum number of shares is sold, then new investors will not possess the voting leverage to materially affect the operation of the business. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percentage, less than 15%, of our shares.  As a result, you have little or no ability to control how management operates our business.

Our officer and director is our sole employee and is limited in the time he can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officer and director currently maintains outside employment that is full time, which limits the amount of time he can devote to our operations.  If the offer is completed, it is expected that our officer, Daniel D. Drummond, will devote approximately 20 hours per week to our business. Further, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from Wren’s daily operations. As our sole employee, Mr. Drummond is critical to our success.  We do not intend to purchase Key Man Insurance for Mr. Drummond.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. If current shareholders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease. Upon completion of the offering and if we sell the minimum number of shares, we will have 13,500,000 shares outstanding with 1,500,000 shares freely tradeable and if we sell the maximum number of shares, we will have 14,000,000 shares outstanding with 2,000,000 shares freely tradeable.  Regardless of the number of shares we sell, we will have 12,000,000 shares that are restricted but may be sold under Rule 144.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

As of March 31, 2007, we had an unaudited net tangible book value, which is the total tangible assets less total liabilities, of ($10,073), or a net tangible book value per share of approximately ($0.0008).  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after March 31, 2007, except the sale of the minimum and maximum number of shares offered and offering expenses estimated to be $25,000.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	13,500,000	14,000,000
Public offering net proceeds at $0.05 per share	$50,000	$75,000
Net tangible book value before offering	($10,073) ($0.0008)	($10,073) ($0.0008)
Pro forma net tangible book value after offering	$39,927 $0.00295	$64,927 $0.00463
Increase attributable to purchase of shares by new investors	$0.00375	$0.00543
Dilution per share to new investors	$0.0497	$0.0495
Percent dilution	99.4%	99%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of March 31, 2007:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	12,000,000 100%	$16,500 100%	$0.001
New Investors Minimum Offering Maximum Offering	1,500,000 11.11% 2,000,000 14.29%	$75,000 81.97% $100,000 85.84%	$.05 $.05

The numbers used for present shareholders assumes that none of the present shareholders will purchase additional shares in this offering.  However, it is possible that our present shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders.  You will also contribute a significantly higher percentage of the total amount to fund Wren, Inc., but will own a small percentage of our shares.  Investors will have contributed $75,000 if the minimum is raised and $100,000 if the maximum is raised, compared to $16,500 contributed by current shareholders.  Further, investors will own 11% of the total shares if the minimum is raised and 14% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $25,000 in estimated expenses related to this offering is:

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$50,000 if the minimum number of shares is sold; and

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$75,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.

Description	Assuming Sale of Minimum Offering	Assuming Sale of Maximum Offering

Total Proceeds

Less Estimated Offering Expenses

   Securities & Exchange Commission Filing Fee

   Printing Fees and Expenses

   Legal Fees and Expenses

   Accounting Fees and Expenses

   Blue Sky Fees and Expenses

   Trustee’s and Registrar’s Fees

   Miscellaneous

	$75,000 15 500 15,000 8,000 500 500 485	$100,000 15 500 15,000 8,000 500 500 485
Net Proceeds Available	50,000	75,000
Use of Net Proceeds Purchase of Inventory Website development Internet advertising	$25,000 $2,000 $5,000	$25,000 $2,000 $5,000
Working Capital Future Inventory	$18,000 -0-	$18,000 $25,000
TOTAL NET PROCEEDS	$50,000	$75,000

The purchase of inventory expense is an estimate of the amount necessary to purchase the golf equipment inventory of Pine Valley, Ltd.  However, should we find additional sources of inventory, we may use all or part of the $25,000 allocated for the purchase of inventory to acquire items other than golf equipment.  Upon identifying additional sources of inventory, we will use our best business judgment to select the inventory items on which we would receive the best return on investment.  At the present time, we do not have agreements with any sources of inventory other than Pine Valley, Ltd.

The website development expense is an estimate of the amount necessary to plan, develop and register a website where customers can browse and purchase our inventory.

The amount designated for internet advertising is an estimate of the amount necessary to develop advertising and purchase advertising space on websites for the purpose of marketing our inventory.

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

If we raise more than the minimum but less than the maximum any proceeds over the minimum will be applied toward the purchase of additional inventory.

Pending the purchase of inventory, we may invest the proceeds of this offering in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key-man insurance.  We anticipate that costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

Our History and Business

We formed as a Nevada corporation on March 7, 2001 as Wren, Inc. We had no business activities until September 2004 when we determined to pursue our current business plan of selling items via the internet.  Our activities have been limited to identifying certain merchandise for resale and writing our business plan.  We intend to liquidate distressed or surplus inventory via the internet. We intend to be a seller of closeout merchandise and offer customers a discount over retail pricing.  We believe our business can offer suppliers an attractive alternative to in-store liquidation sales that may detract from their ongoing efforts.

On December 7, 2005, we had a change in control whereby Mr. Daniel D. Drummond purchased 11,750,000 of our issued and outstanding shares, representing 97.9% from our shareholders in a private transaction, placing Mr. Drummond in control of Wren.  Mr. Drummond then assumed the position as our sole officer and director.

As of the date of this offering, we have not commenced operations other than to obtain rights to certain inventory described below.  Management has primarily focused on preparation of this offering document along with contacting various entities and people in search of additional inventory for resale.

Our past President, Steve White, was introduced to the owner of Pine Valley, Ltd. in a professional capacity.  In a conversation, Mr. White became aware of the Pine Valley inventory and that it was available for sale.  In order to commence our business operations, we have entered into an exclusive right of sale contract with Pine Valley, Ltd. to sell its golfing equipment on an item for item basis with an option to purchase their entire inventory for $25,000. The option expires October 31, 2007.  The value of the inventory was determined by comparison shopping with various retailers for the same products and then applied a price value just below the lowest retail price found.  The inventory has an estimated retail value of $84,000 and is offered to Wren, Inc. at a 71% discount. We believe this is a substantial discount, and we are initiating this public offering to raise the money to purchase the entire inventory on the option. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement.

Our primary goal is to market specific closeout items via internet ads and auctions which will have links to our future website where customers may shop for related products.  We believe that internet shoppers first search for a specific item, and second, search for a shopping store or website where they can purchase that item.  Accordingly, we do not intend to promote our web site as a destination shopping place.  However, if as a result of sales through internet ads and auctions our website becomes a destination shopping place, we may reconsider our advertising and promotional strategies.

Although, we believe, the supply of closeout merchandise is inconsistent in terms of sources, items available, quantities, sizes, and prices, we believe there is a continual flow of overstocked, closeout merchandise, which is a result of over forecasting on the part of manufacturers and retailers.  Because accurately predicting consumer demand will continue to be the most inaccurate step in the retailing process, we anticipate that we will be able to purchase overstocked, closeout merchandise at substantial discounts and preferably on a consignment basis in order to provide us with adequate margins and with adequate protection in the event that the products do not sell without substantial discounting because of market saturation or product obsolescence.  In a consignment situation, Wren would keep a percentage of the sale price of the consigned inventory as a commission when the sale is made on behalf of a seller.    Wren’s target commission for consigned inventory is 15% of the sale price.  Both parties would agree on the amount or percentage of price the seller receives and how much is due Wren as commission.  Wren would use its best efforts to sell the consigned products to its customers in the ordinary course of its business.  We intend to contract with other suppliers, on a consignment basis if possible, in order to preserve cash, reduce the risk of non-sellable items, and avoid the need to warehouse inventory.  Whenever possible, we intend to test the sale-ability of the products on eBay before purchasing the entire inventory.

The online sales market is rapidly changing and highly competitive.  It has few barriers to entry, and new websites are being launched everyday.  With the success of eBay and PayPal, many of the risks of buying and selling merchandise from unknown buyers and sellers have been minimized.  For example, eBay created PayPal to provide buyers with assurance that they will get their money back in the event that the seller doesn’t perform while protecting the seller from customers who don’t pay.  eBay also has a rating system where customers report on the trustworthiness of the sellers.  Initially, eBay will be our primary sales vehicle.

eBay charges two main types of fees: (1) insertion or listing fees and (2) final value fees.  Insertion fees are paid every time an item is listed for sale on eBay and are based upon the minimum bid or reserve price of the item listed.  These fees are non-refundable.  The insertion fee ranges from $0.30 to $4.80 for items priced from $.01 to $500.  The final value fee is 5.25% of the final sales price for the first $25.00 plus 2.75% of the final sale price above $25.00 up to $1,000.  For example the fees for a $100 item total $5.77 or approximately 6%.

In addition to eBay we intend to sell our products via Internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  Although the rates charged by these sites vary (for example, Golfclubexchange.com charges approximately 4% and Monekyads.com are free), we anticipate an average total fee of 6% per item we sell and that customer response will dictate the advertising venues upon which we list our inventory.

We do not plan to hire employees with our first year of operation.  Our president, who will work on a part-time basis, will be our only employee.  Part-time employees may be hired to package and ship products as required depending on volume of sales, and we may hire full-time employees as needed once we begin generating revenues and have proven our business model.  If needed, our President may provide his garage for warehousing purposes or we may contract with our suppliers to provide warehouse space.

Initially, Mr. Drummond will place the ads for our inventory, collect sales proceeds, package and ship products.  Each ad will require a digital photo of the item along with a product description.  Once the item has been sold, the payment must be collected and the item shipped to the purchaser.  Costs associated with these tasks mostly involve time with hard costs being packaging and shipping.  The hard costs will be minimized by having the purchaser pay a shipping-and-handling fee appropriate for the items purchased.  In addition to placing ads and fulfilling orders, Mr. Drummond will continue to seek additional inventory to sell.

Target Market Overview

Our target market will be individuals with internet access who are seeking items at a significant discount from retail prices.  Individuals in our target market may be end users of our products or they may be resellers looking to purchase items at a discount for resale. Due to the rapidly changing and highly competitive environment of the online sales market, our success in this market will depend upon our ability to compete with other online sellers on price, advertising, product quality, brand awareness and name recognition, payment options, and shipping costs and methods.

Business Strategy

Our initial objective is to purchase, market, and sell the Pine Valley, Ltd. golf equipment inventory or such other inventory as we may locate and determine to be a better return on investment. Our secondary objective is to use proceeds from this offering to identify and purchase up to $25,000 in future inventory for resale through similar channels, namely online auction and advertising websites such as eBay.  We intend to search for future inventory of overstock and surplus items for resale using internet ads, newspaper ads, liquidation sales, bankruptcy and estate sale notices, as well as foreclosure and repossession notices.

If we are able to purchase the Pine Valley inventory, or other suitable inventory, management’s role will be to arrange for warehousing of the inventory.  This will either be provided by a third party or provided by our sole officer and director, Daniel D. Drummond. Management will then be responsible for marketing our inventory. This will include establishing accounts with online auction and advertising sites to promote the inventory. Management intends to devote some of the proceeds of this offering to the development of a website where customers may be directed from sites such as eBay to browse and purchase our inventory. Management will be responsible for the maintenance of online accounts and will process orders as they are received. Payment will be confirmed by management either through Pay Pal or by the receipt of cashier’s checks or money orders before shipping any inventory to customers. Management will then be responsible for packaging and shipping items to customers.

We generally intend to receive proceeds from the sale of inventory and any future inventories through online transactions with services such as Pay Pal or by accepting cashiers checks or money orders.

Note that we have not entered into any contracts for the sale of any inventory. Our only contract is for the purchase of the Pine Valley, Ltd. inventory on an item for item basis with an option to purchase the entire inventory for a fixed cash payment of $25,000.  The option expires October 31, 2007.  We intend to search for overstock and surplus items for resell using internet ads, newspaper ads, liquidation sales, bankruptcy and estate sale notices, as well as foreclosure and repossession notices.

We intend to offer our inventory at a fair discounted price to maintain the initial impulse of the buyer.  We consider a fair discounted price to be a price competitive with that of similar products being sold online.  Our prices will be based upon a combination of packaging, shipping and marketing costs as well as the prices of similar products available online. Although we have no existing contracts with manufacturers or distributors and will be competing with other online resellers, we believe we can offer competitive pricing by:

•

closely monitoring our expenses and reducing the overall cost of doing business; and

•

accepting a smaller profit margin.  We recognize that Wren, Inc. is a newcomer in the online sporting goods market with no market share.  As a result, we are willing to accept a smaller profit margin to maintain the consumer’s initial impulse with a competitive price.

If we cannot purchase our inventory at reduced prices, we may have to charge a premium price that could impact our sales and potential revenue.

In addition to eBay, we intend to sell our products via internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  These companies facilitate the sale of items and in return receive a listing fee, a selling commission or both.  Although there are some internet classifieds that charge no fees or commissions for listing items, there efficacy is limited.  We believe that eBay will become the most effective website for selling our inventory, but we will advertise on the site or on the mix of sites that prove most effective.

We intend to create a website to which prospective customers may be directed from other websites such as eBay.com to browse for and purchase similar items. As such, our website will not be a destination website, and outside of listing items on internet auctions and internet classifieds, we will not advertise or otherwise promote our website.

Competition

The online liquidation industry is large and rapidly expanding. Wren fully expects competition with other resellers to be intense.  Some resellers may have substantially more inventory and or resources than Wren and may be able to offer prospective consumers more competitive pricing than we can.  In order to establish a successful pricing schedule, management intends to list its merchandise on a variety of websites. The determining factor of where we will advertise depends upon which website delivers the best results. In this way, management believes it will be able to maximize efficiency and profits.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In December 2004, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2007. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. In conjunction with the Streamlined Sales Tax Project, the U.S. Congress continues to consider overriding the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

Employees

We do not have employees; we have no formal employment agreements with our officer; nor have we paid any compensation during 2006.  We do not intend to hire employees until our operations require expansion.  Our officer has agreed to devote such time as necessary for the development of our business.  It is anticipated that upon completion of the offering, Daniel D. Drummond will devote approximately 20 hours per week as a part-time employee while maintaining outside employment.  Our officer and director is entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf. We paid our past President, Steven L. White, $4,000 during the year ended December 2004 and $-0- for the year ended December 2005.  We do not have a formal agreements or arrangement to continue payment in the future.

Facilities

We own no real property, nor do we currently lease any office space or facilities.  We use the home office of our President, Daniel D. Drummond, rent free, as our principal executive offices.  Our address is P. O. Box 5005, PMB 42, Rancho Santa Fe, CA  92067. We have no plans to expand beyond our current facilities and we intend to maintain our current office situation for at least the next twelve months.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We intend to use some of the proceeds from this public offering to purchase equipment for resale from Pine Valley, Ltd., or if we locate other suitable sources of inventory, we will determine the best return on investment and purchase inventory accordingly.  We will also use proceeds from this offering to development our website, market and advertise our products, apply to working capital and if we receive more than our minimum offering amount, we will search for additional inventory we can resell.  Our exclusive right of sale contract with Pine Valley contains an option to purchase their entire inventory for a fixed cash payment of $25,000.  The option expires October 31, 2007.  The inventory has an estimated retail value of $84,000 and is offered to Wren, Inc. at a 71% discount. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement. We intend to take advantage of this option with proceeds of this offering, unless we find other sources of inventory that would produce a better return on investment.

Our plan of operation for the next 12 months consists of the following activities:

•

Purchase Pine Valley, Ltd.’s entire sporting goods inventory for $25,000 or other suitable inventory based upon best return for the investment.

•

Arrange for warehousing of merchandise.

•

Purchase packaging and shipping materials including boxes, tape and packing peanuts etc.

•

Develop a website where customers may be directed to shop for our inventory.

•

Establish accounts on internet auction websites such as eBay.com and Golfclubexchange.com.

•

Advertise our inventory on these auction websites and online classified ad websites.

•

Process orders and ship purchased items to customers.

•

Purchase future inventory as proceeds allow.

The following table reflects the amount and timing of expenditures necessary to implement our plan of operation.

TASK	TIMING	ESTIMATED COST
	Following closing of offering
Purchase inventory	Immediately	$25,000
Purchase packaging and shipping materials	Up to 1 month	$500
Develop our website	Up to 2 months	$2,000
Advertise our inventory on the internet	Up to 2 months	$5,000
Purchase future inventory	Up to 1 year	Up to $25,000

We believe that within two months of completion of this offering, we can begin promotion and marketing of our inventory.

Should we receive the minimum offering of $75,000, we will realize net proceeds of $50,000.  This amount will enable us to begin the above listed operations, plus, purchase necessary supplies, and will provide us with sufficient capital for the next twelve months.  Should we receive the maximum amount of the offering, we will realize net proceeds of $75,000.  Receiving the maximum amount of the offering will enable us to purchase future inventory and provide us with sufficient capital for the next twelve months.  We estimate that we will be able to apply approximately $25,000 to the purchase of future inventory if we receive the maximum amount of the offering.

We do not intend to use any of the proceeds from our offering to pay any salary or compensation to our sole officer or director.

We estimate our monthly burn rate to be approximately $750 per month.  This is based on our expenses as stated in our historical financial statements.  This includes our legal and accounting costs as well as current overhead expenses.

Tryant, LLC, of which Dan Drummond is a member and president, has verbally agreed to pay the ongoing expenses of Wren in exchange for a Promissory Note, until such time as Wren completes this offering.  The first note was issued on June 30, 2006 in the amount of $15,178 and accrues interest at eight percent (8%) per annum and is payable on demand.  The Company has another note payable issued on December 31, 2006, at eight percent (8%) in the amount of $725 from Tryant, LLC.  There is no firm or written commitment by Tryant, LLC to continue funding our ongoing expenses.  We have no guarantee that additional funding will be available from Tryant, LLC or any other source.

Costs associated with being a public company are much higher than those of a private company.  Wren, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense which could adversely affect our financial survival.  The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company, may make the economic viability of Wren very doubtful.

MANAGEMENT

Our business will be managed by our sole officer and director.

Name	Age	Position	Since
Daniel D. Drummond	55	Chief Executive Officer, President, Secretary/ Treasurer & Director	December 7, 2005

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our sole officer and director.

Daniel D. Drummond, Sole Officer and Director.  Mr. Drummond graduated with a Bachelor of Science degree from the United States Military Academy at West Point in 1975.  Following a military career with the U.S. Army, Mr. Drummond held positions with various companies in marketing, consulting and operations.  From October 2001 to December 2002, Mr. Drummond was Chief Executive Officer of Wieland Warison, Inc. where he was responsible for the day to day operations and administration of a firm specializing in manufacture of machined electrical components and machined aerospace components.  From April 2003 until December 2003, Mr. Drummond was Vice President of Systems Development for two start-up companies, PoweRX Pharmacy, a pain-management pharmacy, and PoweRx Technologies, a company specializing in the development of handheld prescription-writing applications and systems.  Since February 2004, Mr. Drummond has been a member of Tryant, LLC., a firm specializing in mergers and acquisitions.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have recently adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.  The Code is filed as an exhibit to this report.

COMPENSATION

We do not have any formal employment agreements in place for our officer or director.  We have not paid any compensation during 2006.  We anticipate entering into an employment agreement with our sole officer at such time as we generate sufficient revenue from the sale of our products. It is anticipated that upon completion of the offering Daniel D. Drummond will devote approximately 20 hours per week as a part-time employee.  We do not intend to the use any of the proceeds from our offering to compensate our officer and director. We paid Mr. White, our past President, $4,000 as compensation for services for the year ended December 31, 2004 and $-0- for the year ended December 31, 2005.

We do not intend to pay any salaries, hire any employees, make any stock awards or grant any stock options to any officers, directors, employees or consultants within the next twelve months.  At such time as our business generates revenue sufficient to cover all other costs associated with our business and we recognize a profit, we may consider an appropriate compensation plan for officers, directors, employees and consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We utilize office space provided by out President, Daniel D. Drummond at no cost to Wren.

Tryant, LLC, of which Dan Drummond is a member and president, has verbally agreed to pay the ongoing expenses of Wren in exchange for a Promissory Note, until such time as Wren completes this offering.  The first note was issued on June 30, 2006 in the amount of $15,178 and accrues interest at eight percent (8%) per annum and is payable on demand.  The Company has another note payable issued on December 31, 2006, at eight percent (8%) in the amount of $725 from Tryant, LLC.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 1,500,000 shares should we sell the minimum amount and 2,000,000 should we sell maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of Wren, Inc.

•  each named executive officer of Wren, Inc.

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Daniel D. Drummond (1) P. O. Box 5005,PMB 43 Rancho Santa Fe, CA 92067	11,750,000	97.9%	87.0%	83.92%
All directors and executive officers as a group: (1 person)	11,750,000	97.9%	87.0%	83.92%

(1) Officer and/or director.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001.  As of the date of this prospectus, there are 12,000,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We do not currently have a stock option plan.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 12,000,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 1,500,000 shares will be freely tradable if the minimum is sold and 2,000,000 shares will be freely tradeable if the maximum number of shares is sold.  The remaining 12,000,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets, if any, may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.  Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have 22 shareholders, of which one shareholder, Mr. Drummond, is our sole officer and director.  Currently, there is no public trading market for our securities.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile. It is possible a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Presently, we are privately owned.  This is our initial public offering.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our sole officer and director.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stocks” under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in “penny stocks” must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for “penny stock” transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering a minimum of 1,500,000 shares and a maximum of 2,000,000 shares on a best efforts basis directly to the public through our officer and director, Daniel D. Drummond.  If we do not receive the minimum proceeds by Nov. 30, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.

Until the minimum 1,500,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.  In the event that 1,500,000 shares are not sold by Nov. 30, 2007, and we have not extended the offering for up to an additional 90 days, all funds will be promptly returned to investors without deduction or interest.  If 1,500,000 shares are sold, we may either continue the offering until Nov. 30, 2007 or close the offering at any time. Our officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow, however we do not have any such arrangement with our officer and director.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii)

do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our sole officer and director will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Wren, Inc. by the law firm of Cletha A. Walstrand, P.C., 1322 W. Pachua Circle, Ivins, UT  84738.

EXPERTS

The financial statements of Wren, Inc. as of December 31, 2006 appearing in this Prospectus and Registration Statement have been audited by Pritchett, Siler & Hardy, CPAs as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to Wren, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

WREN, INC.

[A Development Stage Company]

FINANCIAL STATEMENTS

DECEMBER 31, 2006

WREN, INC.

[A Development Stage Company]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Wren, Inc

Salt Lake City, Utah

We have audited the accompanying balance sheet of Wren, Inc. [a development stage company] as of December 31, 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2006 and 2005 and for the period from inception on March 7, 2001 through December 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wren, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and for the period from inception on March 7, 2001 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Wren, Inc. will continue as a going concern.  As discussed in Note 4 to the financial statements, Wren, Inc. has incurred losses since its inception and has not yet established profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s Pritchett, Siler & Hardy, P.C

PRITCHETT, SILER & HARDY, P.C.

July 10, 2007

Salt Lake City, Utah

WREN, INC.

[A Development Stage Company]

BALANCE SHEET

ASSETS

December 31,
2006

CURRENT ASSETS:
Cash	$25
Inventory	30

Total Current Assets	55

OTHER ASSETS:
Deferred offering costs	15,000

Total Assets	$15,055

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$8,613
Accrued Interest – Related Party	612
Note Payable – Related Party	15,903

Total Current Liabilities	25,128

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.001 par value,
5,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value,
50,000,000 shares authorized,
12,000,000 shares issued and
outstanding	12,000
Capital in excess of par value	4,500
Deficit accumulated during the
development stage	(26,573)

Total Stockholders' Equity (Deficit)	(10,073)

$15,055

The accompanying notes are an integral part of these financial statements

WREN, INC.

[A Development Stage Company]

STATEMENTS OF OPERATIONS

	For the		From Inception
	Year Ended		on March 7,
	December 31,		2001 Through
			December 31,
	2006	2005	2006

REVENUE	$25	$310	$437
COST OF GOODS SOLD	4	104	135

GROSS PROFIT	21	206	302

EXPENSES:
General and administrative	8,753	8,470	26,263

LOSS BEFORE OTHER EXPENSES	(8,732)	(8,264)	(25,961)

OTHER INCOME/(EXPENSE):

Interest Expense-Related Party	(612)	(-)	(612)

LOSS BEFORE INCOME TAXES	(9,344)	(8,264)	(26,573)

CURRENT TAX EXPENSE	-	-	-

DEFERRED TAX EXPENSE	-	-	-

NET LOSS	$(9,344)	$(8,264)	$(26,573)

LOSS PER COMMON SHARE	$(.00)	$(.00)

The accompanying notes are an integral part of these financial statements.

WREN, INC.

[A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM THE DATE OF INCEPTION ON MARCH 7, 2001

THROUGH DECEMBER 31, 2006

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Capital in	During the
					Excess of	Development
	Shares	Amount	Shares	Amount	Par Value	Stage

BALANCE, March 7, 2001	-	$ -	-	$ -	$ -	$ -

Shares issued for cash at $.0001
per share, April 2001	-	-	10,000,000	10,000	(9,000)	-

Net loss for the year ended
December 31, 2001	-	-	-	-	-	(967)

BALANCE, December 31, 2001	-	-	10,000,000	10,000	(9,000)	(967)

Net loss for the year ended
December 31, 2002	-	-	-	-	-	(283)

BALANCE, December 31, 2002	-	-	10,000,000	10,000	(9,000)	(1,250)

Shares issued for cash at $.001
per share, August 2003	-	-	500,000	500	-	-

Net loss for the year ended
December 31, 2003						(282)

BALANCE, December 31, 2003	-	-	10,500,000	10,500	(9,000)	(1,532)

Shares issued for cash at $.01
Per share, September 2004	-	-	1,000,000	1,000	9,000	-

Shares issued for cash at $.01
Per share, September 2004	-	-	500,000	500	4,500	-

Net loss for the year ended
December 31, 2004	-	-	-	-	-	(7,433)

BALANCE, December 31, 2004	-	-	12,000,000	12,000	4,500	(8,965)

Net loss for the year ended
December 31, 2005	-	-	-	-	-	(8,264)

BALANCE, December 31, 2005	-	-	12,000,000	12,000	4,500	(17,229)
Net loss for the year ended
December 31, 2006	-	-	-	-	-	(9,344)

BALANCE, December 31, 2006	-	$ -	12,000,000	$ 12,000	$ 4,500	$(26,573)

The accompanying notes are an integral part of these financial statements.

WREN, INC.

[A Development Stage Company]

STATEMENTS OF CASH FLOWS

	For the		From Inception
	Year Ended		on March 7,
	December 31		2001 Through
			December 31,
	2006	2005	2006

Cash Flows From Operating Activities:
Net loss	$(9,344)	$(8,264)	$(26,573)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in assets and liabilities:
Increase (Decrease) in accounts payable	(7,150)	15,112	8,613
(Increase) Decrease in prepaid expenses	-	125	-
(Increase) Decrease in inventory	4	80	(30)
Increase (decrease) in Accrued interest	612	-	612

Net Cash Provided (Used) by
Operating Activities	(15,878)	7,053	(17,378)

Cash Flows From Investing Activities:

Net Cash (Used) by Investing Activities	-	-	-

Cash Flows From Financing Activities:
Proceeds from note payable issuance	15,903	-	15,903
Proceeds from common stock issuance	-	-	16,500
Deferred stock offering costs	-	(9,900)	(15,000)

Net Cash Provided by Financing Activities	15,903	(9,900)	17,403

Net Increase (Decrease) in Cash	25	(2,847)	25

Cash at Beginning of Period	-	2,847	-

Cash at End of Period	$25	$-	$25

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended December 31, 2006:

None

For the year ended December 31, 2005:

None

The accompanying notes are an integral part of these financial statements.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Wren, Inc. (“the Company”) was organized under the laws of the State of Nevada on March 7, 2001.  The Company plans to market close-out or surplus merchandise via the internet.  The Company has not generated substantive revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes.

Revenue Recognition – The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition." SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized when sales close and the inventory items are delivered to the customer. The Company records an account receivable for revenue earned but net yet collected. For revenue received in advance of services, the Company records a current liability classified as either deferred revenue or customer deposits.

Inventory - Inventory is carried at the lower of cost or market value using the specific identification method.  At December 31, 2006, inventory consists of Australian coin purses valued at $30.  The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at December 31, 2006.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [See Note 6].

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” and SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, SFAS No. 156, “Accounting for the Servicing of Financial Assets”, SFAS No. 157, “Fair value Measurements”, and SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)”, were recently issued.  SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155, 156, 157 and 158 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Restatement - The financial statements have been restated for all periods presented to reflect a 10-for-1 forward stock split effected by the Company on June 15, 2001 [See Note 2].

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at December 31, 2006.

Common Stock - The Company has authorized 50,000,000 shares of common stock with a $.001 par value.

In September 2004, the Company issued 1,000,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $10,000 (or $.01 per share).

In September 2004, the Company issued 500,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $5,000 (or $.01 per share).

In August 2003, the Company issued 500,000 shares of its previously authorized but unissued common stock.  Total proceeds of the sale amounted to $500 (or $.001 per share).

In April 2001, the Company issued 10,000,000 shares of its previously authorized but unissued common stock.  Total proceeds of the sale amounted to $1,000 (or $.0001 per share).

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – CAPITAL STOCK (Continued)

Stock Split - On June 15, 2001 the Company effected a 10-for-1 forward stock split.  The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at December 31, 2006, an operating loss carryforward of approximately $26,600 which may be applied against future taxable income and which expires in various years through 2026.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Due to a substantial change in the Company’s ownership, there is an annual limitation on the amount of net operating loss carryforwards which can be utilized.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $4,000 and $2,600 as of December 31, 2006 and 2005, respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the year ended December 31, 2006 is approximately $1,400.

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and has not yet been successful at establishing profitable operations.  Further, the Company does not have adequate working capital to support its planned operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation – During the year ended December 31, 2006, the Company paid $  -0- in compensation to its officers and directors.

Office Space - The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

Note Payable – Tryant, LLC, stockholder of the Company verbally agreed to pay the ongoing expenses of the Company in exchange for a Promissory Note that will be issued semi-annually.

In June 2006, the Company issued a $15,178 note payable to Tryant, LLC. The note accrues interest at 8% per annum and is payable on demand. Accrued interest as of December 31, 2006 is $612.

In December 2006, the Company issued a $725 note payable to Tryant, LLC. The note accrues interest at 8% per annum and is payable on demand. Accrued interest as of December 31, 2006 is $0.

NOTE 6 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

	For the
	Year Ended
	December 31,
	2006	2005

Loss available to common shareholders
(numerator)	$(9,344)	$(8,264)

Weighted average number of common shares
outstanding during the period used in loss per
share (denominator)	12,000,000	12,000,000

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – CHANGE OF CONTROL AND OWNERSHIP

Change in Control and Ownership – On December 7, 2005 the Board of Directors approved a Stock Purchase Agreement wherein 98% of the outstanding shares of the Company were purchased by a new shareholder and thereby effecting a change in control of the Company and relocating the operations of the Company to San Diego, California.

The Company accepted the resignation of the current officer and director and appointed a new director and officer.

NOTE 8 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company has filed a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $0.05 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.  The Company has incurred stock offering costs of $15,000 as of December 31, 2006, such costs will be deferred and offset against the proceeds of the proposed public stock offering. The term of the Common Stock offering has been extended until November 30, 2007.

WREN, INC.

[A Development Stage Company]

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2007	2006

CURRENT ASSETS:
Cash	$25	$25
Inventory	30	30

Total Current Assets	55	55

OTHER ASSETS:
Deferred stock offering costs	15,000	15,000

Total Assets	$15,055	$15,055

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$8,613	$8,613
Accrued Interest – Related Party	612	612
Note Payable	15,903	15,903

Total Current Liabilities	25,128	25,128

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.001 par value,
5,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value,
50,000,000 shares authorized,
12,000,000 shares issued and outstanding	12,000	12,000
Capital in excess of par value	4,500	4,500
Deficit accumulated during the
development stage	(26,573)	(26,573)

Total Stockholders' Equity (Deficit)	(10,073)	(10,073)

	$15,055	$15,055

Note: The Balance Sheet at December 31, 2006 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed financial statements.

WREN, INC.

[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three		From Inception
	Months Ended		on March 7,
	March 31,		2001 Through
			March 31,
	2007	2006	2007

Revenue	$-	$-	$437
Cost of Goods Sold	-	-	135

Gross Profit	-	-	302

EXPENSES:
General and administrative	-	644	26,263

Total Expenses	-	644	(25,961)

Other Income/(Expense):

Interest Expense	-	-	(612)

LOSS BEFORE INCOME
TAXES	-	(644)	(26,573)

CURRENT TAX EXPENSE	-	-	-
DEFERRED TAX EXPENSE	-	-	-

NET LOSS	$-	$(644)	$(26,573)

LOSS PER COMMON SHARE:	$(.00)	$(.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

WREN, INC.

[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the three		From Inception
	Months Ended		on March 7,
	March 31,		2001 Through
			March 31,

	2007	2006	2007
Cash Flows from Operating Activities:
Net loss	$-	$(644)	$(26,573)
Adjustments to reconcile net loss to net cash
used by operations:
Changes in assets and liabilities:
Increase (decrease) in accounts payable	-	(4,372)	8,613
Decrease in prepaid expense	-	-	-
(Increase) decrease in inventory	-	-	(30)
Increase in interest payable	-	19	612

Net Cash Provided (Used) by
Operating Activities	-	(4,997)	(17,378)

Cash Flows from Investing Activities:
Net cash (Used) by Investing Activities	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock	-	-	16,500
Stock offering costs	-	-	(15,000)
Increase (decrease) Note Payable	-	4,997	15,903

Net Cash Provided (Used) by
Financing Activities	-	4,997	17,403

Net Increase (Decrease) in Cash		-	25

Cash at Beginning of Period	-	-	-

Cash at End of Period	$-	$-	$25

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the three months ended March 31, 2007:

None

For the three months ended March 31, 2006:

None

The accompanying notes are an integral part of these unaudited condensed financial statements.

WREN, INC.

[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Wren, Inc. (“the Company”) was organized under the laws of the State of Nevada on March 7, 2001.  The Company plans to market close-out or surplus merchandise via the internet.  The Company has not generated substantive revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2007 and 2006 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2006 audited financial statements.  The results of operations for the periods ended March 31, 2007 and 2006 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and has not yet been successful at establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

WREN, INC.

 [A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

	For the Three Months Ended March 31,
	2007	2006

Loss from continuing operations
available to common shareholders
(numerator)	$-	$(644)

Weighted average number of
common shares outstanding
used in loss per share for the
period (denominator)	12,000,000	12,000,000

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 4 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company has filed a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $0.05 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.  The Company has incurred stock offering costs of $15,000 as of March 31, 2007, such costs have been deferred and will be netted against the proceeds of the proposed public stock offering.

====================================

Until Oct. 12, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

4

Risk Factors

5

Forward-Looking Statements

9

Dilution and Comparative Data

10

Use of Proceeds

11

Determination of Offering Price

12

Description of Business

12

Plan of Operation

17

Management

18

Compensation

19

Certain Relationships and Related Transactions

19

Principal Stockholders

19

Description of the Securities

20

Shares Available for Future Sale

21

Market for Common Stock

21

Plan of Distribution

22

Legal Matters

23

Experts

23

Additional Information

23

Index to Financial Statements

F-2

No dealer, salesperson or other person has been

authorized to give any information or to make any representations other than those contained in this

Prospectus and, if given or made, such information

or representations must not be relied upon as having

been authorized by the Company. This Prospectus

does not constitute an offer to sell or a solicitation of

an offer to buy any of the securities offered hereby to

whom it is unlawful to make such offer in any

jurisdiction. Neither the delivery of this Prospectus

nor any sale made hereunder shall, under any

circumstances, create any implication that

information contained herein is correct as of any

time subsequent to the date hereof or that there has

been no change in the affairs of the Company since

such date.

====================================

=================================

$75,000 Minimum

$100,000 Maximum

Wren, Inc.

1,500,000 Shares Minimum

2,000,000 Shares Maximum

Common Stock

$0.001 Par Value

---------------------

PROSPECTUS

---------------------

July 12, 2007

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Wren, Inc.  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$15.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	8,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	500.00
Miscellaneous	485.00
TOTAL	$25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.

April 2001

In connection with our formation, we issued 1,000,000 shares of common stock to Steven L. White for $1,000. In June of 2001 Wren completed a ten for one forward split resulting in 10,000,000 shares post-split to Mr. White.  The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

August 2003

Sparrow, Inc, an entity owned and controlled by Steven L. White, purchased 500,000 shares of our common stock for $500. These shares were subsequently transferred to Steven L. White and his wife Angela White.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

September 2004

Chad Davis purchased 500,000 shares of our common stock for consideration of $5,000. The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

September 2004

Steven L. White purchased 1,000,000 shares of our common stock for $10,000.  The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

Subsequent to our initial sales of stock, our current Officer and Director, Mr. Daniel D. Drummond purchased 11,750,000 of our issued and outstanding shares from Mr. Steven L. White, Angela White and Chad Davis in a private transaction which placed Mr. Drummond in control of Wren.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 10.1 10.2 10.3 23.1 23.2 99.1 99.2 99.4

Title of Document

Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

Right of Sale Contract Dated October 15, 2004

Extension of Sales Contract

Tryant, LLC Promissory Note

Consent of Cletha A. Walstrand, P.C.

Consent of Pritchett, Siler & Hardy

Subscription Agreement

Escrow Agreement – Offering

Corporate Code of Ethics

Location ** ** ** ** **** ***** ***** Attached *** *** ***

** Incorporated by reference to the SB-2 Registration Statement filed on January 21, 2005.

*** Incorporated by reference to the SB-2/A Registration Statement filed on October 17, 2005.

**** Incorporated by reference to the SB-2/A Registration Statement filed on December 14, 2006.

***** Incorporated by reference to the SB-2/A Registration Statement filed on March 7, 2007

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Wren, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Wren, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the Rancho Santa Fe, State of California, on July 12, 2007.

WREN, INC.

By: /s/ Daniel D. Drummond

Daniel D. Drummond

Principal Executive Officer

By: /s Daniel D. Drummond

Daniel D. Drummond

Principal Financial Officer, Controller

and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s Daniel D Drummond
Daniel D. Drummond	Principal Executive Officer. Principal Financial Officer, Controller and Principal Accounting Officer, and Sole Director	July 12, 2007

II-4